UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

Insite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant's telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REMARKS: As a result of a data entry error, Item 3.01 was improperly entered in the submission information field filed with the SEC by the Company's financial printers with respect to the Company's Form 8-K filed at 2:47 p.m. Eastern Time on February 27, 2008 (the "Original 8-K"). This 8-K/A is being filed to correct the SEC's submission information field with Item 2.03, in lieu of incorrect Item 3.01, as indicated in the text of the Company's Original 8-K. No changes have been made to the text of the Company's Original 8-K.

Item 1.01  Entry into a Material Definitive Agreement

See Item 2.03

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 2.03

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 21, 2008, InSite Vision Incorporated, or InSite, closed a private placement to institutional investors of $60 million in aggregate principal amount of 16% non-convertible, non-recourse, secured promissory notes due 2019, or the Notes. The Notes were issued by Azithromycin Royalty Sub LLC, a wholly-owned subsidiary of InSite, or Royalty Sub. The Notes will be repaid by royalties to be paid from sales in the United States and Canada of AzaSite® (azithromycin ophthalmic solution) 1%, a drug licensed to and marketed by Inspire Pharmaceuticals, Inc., or Inspire, for the topical treatment of bacterial conjunctivitis (pink eye).

In connection with the issuance of the Notes by Royalty Sub, InSite entered into a purchase and sale agreement, or the Purchase and Sale Agreement, dated as of February 21, 2008, by and between InSite and Royalty Sub. Under the terms of the Purchase and Sale Agreement, InSite sold to Royalty Sub, among other things, (i) the rights of InSite to receive royalty payments arising under that certain License Agreement dated as of February 15, 2007 by and between InSite and Inspire, or the Inspire Agreement, and (ii) replacement royalties in the event the Inspire Agreement is terminated in whole or in part, in exchange for $60 million in cash. Of the $60 million in gross proceeds from the sale of the Notes, $5 million was used to fund an “Interest Reserve Account” for the payment of any interest shortfall, or if none, repayment of principal due under the Notes and $5 million was used to pay transaction expenses incurred in connection with the financing. InSite and Royalty Sub have agreed to certain covenants in the Purchase and Sale Agreement that are intended to preserve the value of the assets purchased under the Purchase and Sale Agreement. The Purchase and Sale Agreement contemplates that all economic value arising from the intellectual property subject to the Inspire Agreement shall remain with Royalty Sub (whether or not the Inspire Agreement remains in effect), while the Notes are outstanding and following repayment thereof. The Purchase and Sale Agreement includes customary representations, warranties and covenants by InSite and customary indemnification and other provisions typical for asset sale agreements in structured financings.

The Notes were issued by Royalty Sub under an Indenture, dated as of February 21, 2008, or the Indenture, by and between Royalty Sub and U.S. Bank National Association, as Trustee, or the Trustee. Payments of principal and interest on the Notes issued by Royalty Sub will be made solely from, and are secured by, Inspire’s royalty payments under the Inspire Agreement (but not the right to receive such royalties) or in the event the Inspire Agreement is terminated, from replacement royalties, if any, earned under a new license agreement entered into by InSite with a replacement third-party collaborator or pursuant to InSite’s own commercialization efforts, or payments made under the Residual License Agreement (described below). Principal on the Notes must be paid in full by the final legal maturity date of May 15, 2019, unless repaid or redeemed earlier. In the event the Notes are repaid or redeemed prior to March 15, 2012, the Noteholders will be entitled to a redemption premium described below. The interest rate applicable to the Notes is 16% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) and is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2008, or each, a Payment Date. The calculation date for each such Payment Date will be the fifth business day immediately preceding such Payment Date, or the Calculation Date.

To secure repayment of the Notes, Royalty Sub has, pursuant to the Indenture, granted a continuing security interest to the Trustee for the benefit of the Noteholders in, among other things, the following property, rights and privileges: the royalty payments made by Inspire under the Inspire Agreement (but not the rights thereunder to receive such payments) and the replacement royalties, if any, all of its rights under the Purchase and Sale Agreement, the Residual License Agreement, the servicing agreement, dated February 21, 2008, by and between InSite and Royalty Sub and any accounts established under the Indenture (and all amounts from time to time credited to such accounts).

Royalty Sub’s obligations to pay principal of and premium, if any, and interest on the Notes are obligations solely of Royalty Sub and are without recourse to any other person, including InSite, except that InSite did pledge its securities comprising all of the limited liability company interests in Royalty Sub in support of the Notes and related obligations pursuant to a pledge and security agreement, dated as of February 21, 2008, by and between InSite and the Trustee, or the Pledge Agreement. If an Event of Default (as described below) has occurred and is continuing, InSite shall not be entitled to receive any subsequent dividends or other distributions on InSite’s equity interest in Royalty Sub and, unless otherwise agreed by the Trustee at the direction of Noteholders of a majority of the outstanding principal balance of the Notes, all such subsequent dividends and other distributions shall constitute collateral held for the benefit of the Noteholders.

Various accounts have been established under the Indenture, including (i) an account into which the royalty payments under the Inspire Agreement will be made, which will be the “Collection Account,” (ii) an account into which optional capital contributions can be made by InSite to Royalty Sub to fund certain limited interest payments on the Notes if collections under the Inspire Agreement are insufficient therefor, which will be the “Capital Account” and (iii) the account into which $5 million of the proceeds from the financing were deposited, which will be the “Interest Reserve Account.” InSite may, but is not obligated to, make capital contributions to the Capital Account that may be used to make interest payments on the Notes on up to six Payment Dates in total and not more than three consecutive Payment Dates.

As soon as reasonably practicable after each Calculation Date, but in no event later than the second business day prior to the immediately succeeding Payment Date, U.S. Bank National Association, as the calculation agent, will determine the sum (the “Available Collections Amount”) of (i) the amount on deposit in the Collection Account and (ii) the amount of any investment income on amounts in the Accounts. On each Payment Date, the Available Collections Amount will be applied by the Trustee in the order of priority set forth below; provided, that, to the extent that the Available Collections Amount is not sufficient to pay all of the accrued and unpaid interest due and payable on the Notes on or prior to February 15, 2010, the Trustee will withdraw funds equal to such insufficiency from the Interest Reserve Account and the Capital Account (or, if the amount of such insufficiency is greater than the funds available in the Interest Reserve Account and the Capital Account, then all funds in the Interest Reserve Account and the Capital Account) and apply such withdrawal to payment of such insufficiency:

•	first, to the payment of all Expenses (defined below) due and payable on such Payment Date;

•
second, to the payment of the fee of InSite, as “Servicer,” in an amount equal to $5,000 per quarter (the “Quarterly Servicing Fee”) and any unpaid Quarterly Servicing Fees in respect of prior Payment Dates;

•
third, to the Trustee for distribution to the Noteholders, all interest due and payable on the Notes, including any accrued and unpaid interest due on prior Payment Dates, and any accrued and unpaid interest on such unpaid interest, compounded quarterly, taking into account any amounts paid from the Capital Account on such Payment Date;

•
fourth, to the Trustee for distribution to the Noteholders, principal payments on the Notes (without premium or penalty), allocated pro rata in proportion to the outstanding principal balance of such Notes held by such Noteholders, until the outstanding principal balance of such Notes has been paid in full; and

•	fifth, after the Notes have been paid in full, to Royalty Sub, all remaining amounts.

Prior to the Trustee making any of the distributions above, the Trustee shall pay to InSite from the Available Collections Amount, to be held in trust or escrow for Pfizer, Inc. and certain other third parties entitled to in the aggregate single digit royalties in respect of sales of AzaSite in one or more segregated accounts of InSite, within 30 days of the end of each calendar quarter, the royalties due to such persons in respect of AzaSite. “Expenses” means any reasonable out-of-pocket fees, costs or expenses of Royalty Sub, including expenses of service providers and payments by Royalty Sub to third parties in respect of obligations for which indemnification payments have been received from InSite; provided, however, that, except as expressly provided in the Indenture, Expenses will not include the Quarterly Servicing Fee, any out-of-pocket expenses payable by Royalty Sub in connection with the issuance of Notes or any other amounts ranking pari passu with or junior to interest payable on the Notes in the priority of payments set forth above.

If the Available Collections Amount on any Payment Date is insufficient to pay all of the interest due on a Payment Date, unless sufficient capital is contributed to Royalty Sub by InSite as described above, the shortfall in interest will accrue interest at the interest rate applicable to the Notes compounded quarterly. If such shortfall (and interest thereon) is not paid in full by the succeeding Payment Date, an “Event of Default” under the Indenture will occur. Events of Default under the Indenture include, but are not limited to, the following:

•
failure to pay interest on the Notes due on any Payment Date (other than the final legal maturity date or any redemption date) within five days of such Payment Date, but only to the extent of the Available Collections Amount available for interest payments and any capital contributed to Royalty Sub by InSite;

•
failure to pay interest on the Notes due on any Payment Date (other than the final legal maturity date, any redemption date or as set forth in the prior bullet point) in full by the next succeeding Payment Date, together with any additional accrued and unpaid interest on any interest not paid on the Payment Date on which it was originally due;

•	(i) failure to pay principal and premium, if any, and accrued and unpaid interest on the Notes on the final legal maturity date or (ii) failure to pay the redemption price on any redemption date;

•	failure to pay any amount due and payable under the Indenture and the continuance of such default for a period of 30 or more days after written notice thereof is given to Royalty Sub by the Trustee;

•
(i) failure by Royalty Sub to comply in any material respect with certain enumerated covenants set forth in the Indenture, and written notice thereof being given to Royalty Sub by the Trustee at the written direction of Noteholders of a majority of the outstanding principal balance of the Notes; or (ii) failure by Royalty Sub to comply in any material respect with any of the other covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in the prior bullet points) if (in the case of this clause (ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to Royalty Sub by the Trustee at the written direction of Noteholders of a majority of the outstanding principal balance of the Notes;

•	Royalty Sub becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy (each as defined in the Indenture);

•
any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against Royalty Sub and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

•	InSite shall have failed to perform in any material respect any of its covenants under the Purchase and Sale Agreement or the Pledge Agreement;

•	the interim sublicense has terminated pursuant to the Residual License Agreement (as described below);

•
the Exclusive License Agreement dated February 15, 2007 between Pfizer, Inc. and InSite shall be terminated or shall otherwise fail to be in full force and effect and such failure continues for a period of 30 days or more; or

•	Royalty Sub becomes an investment company required to be registered under the Investment Company Act of 1940, as amended.

The Indenture does not contain any financial covenants. The Indenture includes customary representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, Events of Default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typical for indentures used in structured financings.

The Notes will be subject to redemption at the option of Royalty Sub on any Payment Date specified by Royalty Sub as provided below, (i) in whole but not in part, out of proceeds of any subsequent issuance of notes, the Available Collections Amount or the Capital Account or (ii) in whole or in part, out of amounts available in the redemption account established by InSite on behalf of Royalty Sub for such purpose, if any, but excluding in the case of a redemption in part any Available Collections Amount and any funds in the Capital Account, in each case, upon payment of the redemption price of the Notes to be redeemed, or the Redemption Price, together with accrued and unpaid interest through the redemption date. The Redemption Price will be calculated as follows. If the applicable redemption of the Notes occurs on or prior to February 15, 2010, the Redemption Price will be equal to the greater of (x) the outstanding principal balance of the Notes being redeemed and (y) the present value, discounted at the rate on U.S. Treasury obligations with a comparable maturity to the remaining weighted average life of the Notes plus 1.00%, of the principal payment amounts and interest at the rate applicable to the Notes on the outstanding principal balance of the Notes. If the applicable redemption of the Notes occurs after February 15, 2010, the Redemption Price will be equal to the percentage of the outstanding principal balance of the Notes being redeemed specified below for the period in which the redemption occurs:

Payment Dates (between indicated dates)	Redemption Percentage
From May 15, 2010 to and including February 15, 2011	108%
From May 15, 2011 to and including February 15, 2012	104%
From May 15, 2012 and thereafter	100%

On February 21, 2008, InSite also entered into the Residual License Agreement with Royalty Sub. Under the terms of the Residual License Agreement, InSite (i) automatically grants to Royalty Sub, effective upon any termination (in whole or in part) of the Inspire Agreement prior to the repayment of the Notes and expiring upon repayment of the Notes, a license (with the right to grant sublicenses) to certain intellectual property in respect of AzaSite, as reverted back from Inspire under the Inspire Agreement, subject to any surviving rights thereunder, to develop, make, use, commercialize or sell the subject products that were subject to the Inspire Agreement, in the Field (as defined below) in the portion of the Territory (as defined below) as to which the Inspire Agreement has been terminated and (ii) Royalty Sub simultaneously grants to InSite the interim sublicense, or Interim Sublicense, which sublicense shall terminate at the end of a three-month period after the effective date of InSite’s license to Royalty Sub or at any time thereafter, in each case if InSite (a) is not actively engaged in commercially reasonable efforts to commercialize in the Field any subject product being commercialized by Inspire in the portion of the Territory as to which the Inspire Agreement has been terminated immediately prior to such termination or (b) has not entered into a definitive sub-sublicense agreement with a third party designated by InSite (x) where InSite used commercially reasonable efforts to procure commercially reasonable royalties and other payments as consideration for such sub-sublicense and (y) that includes an obligation by such third party as sub-sublicensee to use commercially reasonable efforts to commercialize in the Field any subject product being commercialized by Inspire in the portion of the Territory as to which the Inspire Agreement has been terminated immediately prior to such termination. The “Field” means the treatment, prevention or palliation of any human ocular or ophthalmic disease or condition. The “Territory” means the United States and Canada and their respective territories and possessions.

If the Interim Sublicense terminates in accordance with the Residual License Agreement, Royalty Sub may grant a sublicense under the license granted under the Residual License Agreement or pursue commercialization efforts itself. In any such sublicense, Royalty Sub shall use commercially reasonable efforts to procure commercially reasonable royalties and other payments for the commercialization of the subject products under the Residual License Agreement and any such sublicense shall (i) be solely within the scope of the license granted under the Residual License Agreement, (ii) be in writing and contain provisions that are consistent with such license and (iii) contain other customary provisions as protective of the licensed intellectual property as customary in the industry in an arm’s length transaction of this nature, including appropriate indemnity and other risk allocation coverage in favor of InSite. Except as InSite otherwise expressly agrees in writing, any such sublicense granted by Royalty Sub shall provide that the sublicense will be assignable to InSite upon repayment of the Notes under the same terms (provided that InSite shall not be required to assume any liability incurred by Royalty Sub under such sublicense prior to that time). Royalty Sub will deposit in the Collection Account for payment on the Notes any royalties and other payments arising from the exercise of the license under the Residual License Agreement after the termination of the Interim Sublicense, whether received by Royalty Sub in its own direct commercialization efforts or received by Royalty Sub from its sublicensees under the terms of the agreements with such sublicensees.

In the event that InSite directly commercializes under the Interim Sublicense, whether directly by itself or through a contract sales force, InSite will pay Royalty Sub (for deposit into the Collection Account) only the royalties or any other payments received by InSite in such commercialization efforts equal to the amount of royalties and other payments that would have been payable by Inspire in the portion of the Territory as to which the Inspire Agreement has been terminated, net of all deductions and adjustments, as if the Inspire Agreement (as of the date it was terminated) were still in effect and such commercialization was effected by Inspire. In any sublicense under the Interim Sublicense, InSite will use commercially reasonable efforts to procure commercially reasonable royalties and other payments for the commercialization of the subject products under the Interim Sublicense. InSite will pay the Royalty Sub (for deposit into the Collection Account) any and all royalties and any other payments received by InSite from the sublicense under the terms of such sublicense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

INSITE VISION INCORPORATED (Registrant)

By:	/s/ Louis Drapeau
Name: Louis Drapeau
Title: Chief Financial Officer